Exhibit 21
Subsidiaries of Encore Capital Group, Inc.
As of December 31, 2018

Name	Jurisdiction of Incorporation or Formation
Alliance Factoring Pty Limited	Australia
Apex Collections Limited	United Kingdom
Apex Credit Management Holdings Limited	United Kingdom
Apex Credit Management Limited	United Kingdom
Asset Acceptance Capital Corp.	Delaware
Asset Acceptance, LLC	Delaware
Atlantic Credit & Finance Special Finance Unit III, LLC	Virginia
Atlantic Credit & Finance Special Finance Unit, LLC	Virginia
Atlantic Credit & Finance, Inc.	Virginia
Baycorp (Aust) Pty Limited	Australia
Baycorp (NZ) Limited	New Zealand
Baycorp (WA) Pty Limited	Australia
Baycorp Collection Services (Aust) Pty Limited	Australia
Baycorp Collection Services Pty Limited	Australia
Baycorp Collections PDL (Australia) Pty Ltd	Australia
Baycorp Group Finance Pty Limited	Australia
Baycorp Holdings (NZ) Limited	New Zealand
Baycorp Holdings Pty Limited	Australia
Baycorp International Branch	Philippines
Baycorp International Pty Limited	Australia
Baycorp Legal Pty Limited	Australia
Baycorp PDL (NZ) Limited	New Zealand
BC Holdings I Pty Limited	Australia
BC Holdings II Pty Limited	Australia
Black Tip Capital Holdings Limited	United Kingdom
Cabot (Group Holdings) Limited	United Kingdom
Cabot Asset Purchases (Ireland) Limited	Ireland
Cabot Credit Management Group Limited	United Kingdom
Cabot Credit Management Limited	United Kingdom
Cabot Financial (Europe) Limited	United Kingdom
Cabot Financial (International) Limited	United Kingdom
Cabot Financial (Ireland) Limited	Ireland
Cabot Financial (Luxembourg) II S.A.	Luxembourg
Cabot Financial (Luxembourg) S.A.	Luxembourg
Cabot Financial (Marlin) Limited	United Kingdom
Cabot Financial (Treasury) Ireland Limited	Ireland
Cabot Financial (UK) Limited	United Kingdom
Cabot Financial Debt Recovery Services Limited	United Kingdom
Cabot Financial Holdings Group Limited	United Kingdom
Cabot Financial Limited	United Kingdom
Cabot Financial Portfolios Limited	United Kingdom

Name	Jurisdiction of Incorporation or Formation
Cabot Financial (Spain) S.A.	Spain
Cabot Holdings S.à r.l.	Luxembourg
Cabot Securitisation (Assets) S.L.	Spain
Cabot Securitisation (Europe) Limited	Ireland
Cabot Securitisation (UK) Holdings II Limited	United Kingdom
Cabot Securitisation (UK) II Limited	United Kingdom
Cabot Securitisation Topco Limited	United Kingdom
Cabot Securitisation UK Holdings Limited	United Kingdom
Cabot Securitisation UK Limited	United Kingdom
Cabot UK Holdco Limited	United Kingdom
Carat UK Midco Limited	United Kingdom
Dessetec Desarrollo de Sistemas, S.A. de C.V.	Mexico
Encore Asset Reconstruction Company Private Limited	India
Encore Australia Holdings I Pty Limited	Australia
Encore Australia Holdings II Pty Limited	Australia
Encore Capital Europe Finance Limited	Jersey
Encore Capital Group Singapore Pte. Ltd.	Singapore
Encore Capital Group UK Limited	United Kingdom
Encore Europe Holdings S.à r.l.	Luxembourg
Encore Holdings Luxembourg S.à r.l.	Luxembourg
Encore Luxembourg Brazil S.à r.l.	Luxembourg
Encore Luxembourg India S.à r.l.	Luxembourg
Encore Luxembourg Mexico S.à r.l.	Luxembourg
Encore Mexico Nominee LLC	Delaware
Encore UK Holdings S.à r.l.	Luxembourg
Encoremex Holdings S. de R.L. de C.V.	Mexico
Encoremex, S.A. de C.V.	Mexico
GC Encore Euro S.à r.l.	Luxembourg
GC Encore GBP S.à r.l.	Luxembourg
Grove Capital Management España, S.L.U.	Spain
Grove Capital Management Limited	United Kingdom
Grove Europe S.à r.l.	Luxembourg
Grove Italia S.r.l.	Italy
Grove Performance Management Limited	United Kingdom
Hillesden Securities Limited	United Kingdom
Janus Holdings Luxembourg S.à r.l.	Luxembourg
LSF7 Silverstone S.à r.l.	Luxembourg
Lucania Gestión, S.L.	Spain
Lucas et Degand S.à r.l.	Luxembourg
Lynx Commercial RE Spain, S.L.U.	Spain
Lynx Residential RE Spain, S.L.U.	Spain
Macrocom (948) Limited	United Kingdom
Marlin Capital Europe Limited	United Kingdom
Marlin Europe I Limited	United Kingdom
Marlin Europe II Limited	United Kingdom
Marlin Europe V Limited	United Kingdom
Marlin Europe VI Limited	United Kingdom

Name	Jurisdiction of Incorporation or Formation
Marlin Europe IX Limited	United Kingdom
Marlin Europe X Limited	United Kingdom
Marlin Financial Group Limited	United Kingdom
Marlin Financial Intermediate II Limited	United Kingdom
Marlin Financial Intermediate Limited	United Kingdom
Marlin Intermediate Holdings Plc	United Kingdom
Marlin Legal Services Limited	United Kingdom
Marlin Midway Limited	United Kingdom
Marlin Portfolio Holdings Limited	United Kingdom
Marlin Senior Holdings Limited	United Kingdom
Marlin Unrestricted Holdings Limited	United Kingdom
MCE Portfolio Limited	United Kingdom
MCM Midland Management Costa Rica, S.R.L.	Costa Rica
MDB Collection Services Limited	United Kingdom
ME III Limited	United Kingdom
ME IV Limited	United Kingdom
Mercantile Data Bureau Limited	United Kingdom
MFS Portfolio Limited	United Kingdom
Midland Credit Management India Private Limited	India
Midland Credit Management Puerto Rico, LLC	Puerto Rico
Midland Credit Management UK Limited	United Kingdom
Midland Credit Management, Inc.	Kansas
Midland Funding LLC	Delaware
Midland Funding NCC-2 Corporation	Delaware
Midland India LLC	Minnesota
Midland International LLC	Delaware
Midland Portfolio Services, Inc.	Delaware
Morley Limited	United Kingdom
Mortimer Clarke Solicitors Limited	United Kingdom
MRC Receivables Corporation	Delaware
Cabot Financial France S.A.S.	France
Orbit Debt Collections Ltd	United Kingdom
PD Encore, S. de R.L. de C.V.	Mexico
PMG Collect Pty Limited	Australia
Propela Capital, S.A. de C.V., SOFOM. E.N.R.	Mexico
Propiedades Residenciales SLU	Spain
RF Encore Perú S.R.L.	Perú
RF Encore S.A.S.	Colombia
Cabot Assets (Portugal) LDA	Portugal
Vertex Credit Management, S.L.U.	Spain
Wescot Acquisitions Limited	United Kingdom
Wescot Credit Services Limited	United Kingdom
Wescot EBT No. 1 Trustee Limited	United Kingdom
Wescot Topco Limited	United Kingdom

The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.